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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-14595 and 333-02522) of Sun Communities Operating Limited Partnership of our report dated March 12, 2003 relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K .

PRICEWATERHOUSECOOPERS LLP

Detroit, Michigan
March 28, 2003


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CONSENT OF GRANT THORNTON LLP

         We hereby consent to the incorporation by reference in the registration statements of Sun Communities Operating Limited Partnership on Form S-3 (File No. 333-14595 and 333-02522) of our report dated March 7, 2003, except for note I, as to which the date is March 27, 2003, relating to the consolidated financial statements of Origen Financial L.L.C. which appear in this Annual Report on Form 10-K.


/s/ GRANT THORNTON LLP

Southfield, Michigan
March 27, 2003